Exhibit 21.1

MAPICS, INC. SUBSIDIARIES

MAPICS, Inc.

•	MAPICS U, Inc.

•	Pivotpoint, Inc.

•	Minx Software, Incorporated

•	Thru-Put Corporation

•	MAPICS Australia Pty. Ltd.

•	MAPICS do Brasil Ltda.

•	3566196 Canada, Inc.

•	MAPICS EMEA Support Center B.V (Netherlands)

•	MAPICS Europe Limited (Ireland)

•	MAPICS France S.A.R.L. (France)

•	MAPICS GmbH (Germany)

•	MAPICS Hong Kong Limited

•	MAPICS China, Ltd.

•	MAPICS Guangzhou Software Co.

•	MAPICS KK (Japan)

•	MAPICS Singapore Pte. Ltd MAPICS UK Ltd. (United Kingdom)

•	Frontstep, Inc.

•	Frontstep distribution.com, inc.

•	Frontstep Solutions Group, Inc.

•	MAPICS (South Asia) Pte Ltd.

•	MAPICS Software (Malaysia) Sdn Bhd

•	Frontstep Pty Ltd (Australia)

•	Frontstep (Hong Kong) Limited

•	MAPICS (Thailand) Ltd.

•	Frontstep B.V. (Netherlands)

•	Frontstep GmbH (Germany)

•	Frontstep Canada, Inc.

•	Frontstep (Europe) Ltd (United Kingdom)

•	Frontstep (New Zealand) Limited

•	Frontstep (Shanghai) Co. Ltd

•	Frontstep (UK) Ltd

•	Symix Computer Systems (Shanghai) Co. Ltd.

•	Symix France, SA

•	Symix (U.K.) Limited

•	Systems by MICA (Ireland) Ltd.